Exhibit 107

Calculation of Filing Fee Tables

Post-Effective Amendment to Form S-3

(Form Type)

CleanSpark, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Primary Offering of Securities:

Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	457(r)	$—	$—	$—	—	$—

Fees to Be Paid	Equity	Preferred Stock, par value $0.001 per share	457(r)	—	—	—	—	—

Fees to Be Paid	Debt	Debt Securities	457(r)	—	—	—	—	—

Fees to Be Paid	Equity	Warrants	457(r)	—	—	—	—	—

Fees to Be Paid	Equity	Units	457(r)	—	—	—	—	—

Fees to Be Paid	Unallocated (Universal) Shelf	(1)	457(o)	(1)	—	(3)	—	—

	Primary Offering of Common Stock:

Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	457(o)	$500,000,000	N/A	$500,000,000	0.00011020	$55,100
	Secondary Offering of Common Stock

	Equity	Common Stock, par value $0.001 per share	457(r)	2,691,065	$2.985	$8,032,829.02	0.00011020	$885.22

Fees to Be Paid	Total Registration Fee:			$500,000,000	N/A	$500,000,000	—	$55,985.22

Fees Previously Paid	Equity	Common Stock, par value $0.001 per share	457(o)	—	N/A	$280,266,556.7	—	$30,577.08(4)(5)

Fees Previously Paid	Equity	Common Stock, par value $0.001 per share	457(r)	2,691,065	$2.985	$8,032,829.02	—	$885.22(6)

	Total Offering Amounts					$508,032,829.02		$55,985.22

	Total Fees Previously Paid							$31,462.30

	Total Fee Offsets							—

	Net Fee Due							$24,522.92

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources	CleanSpark, Inc.	424(b)(5)	333-254290	June 3, 2021	June 3, 2021	$30,577.08	Equity	Common Stock, par value $0.001 per share	N/A	N/A	$30,577.08

	CleanSpark, Inc.	424(b)(3)	333-254290	November 03, 2022	November 03, 2022	$885.22	Equity	Common Stock, par value $0.001 per share	N/A	N/A	$885.22

Rule 457(p)

Fee Offset

Claims	—	—	—		—						—
(1)

The amount to be registered consists of up to $500,000,000 of an indeterminate amount of common stock, preferred stock, debt securities, warrants and/or units. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of preferred stock, common stock, debt securities or units as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.

(2)

The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b in Item 16(b) of Form S-3 under the Securities Act.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $500,000,000.

(4)

The registrant terminated the offering of unsold securities under the prospectus supplement dated June 3, 2021 (the “Prior Prospectus Supplement”) to the prospectus included in its Registration Statement on Form S-3ASR (File No. 333-254290) filed by the registrant on March 15, 2021.

(5)

Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 457(p) under the Securities Act, the registrant hereby partially offsets the registration fee due in connection with this filing against the $30,577.08 remaining balance from the initial $54,550 registration fee associated with unsold securities, which registration fee was previously paid by the registrant in connection with the filing of the Prior Prospectus Supplement filed pursuant to Rule 424(b)(5) under the Registration Statement, which was initially filed with the Securities and Exchange Commission on June 3, 2021. Pursuant to Rule 457(p) under the Securities Act, the $55,100 filing fee currently due in connection with this filing is offset in part against the $30,577.08 remaining balance for such unsold securities under the Registration Statement resulting in a fee of $24,522.92 remitted with this filing.

(6)

The registrant previously paid a fee of $885.22 related to 2,691,065 of the registrant’s shares offered by the selling shareholder identified in the prospectus supplement filed by the registrant on November 3, 2022.